UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2013

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) and (d)
On August 29, 2013, Jean G. Spaulding, M.D., a director of Cardinal Health, Inc. (the “Company”) since 2002, informed the Company that she has decided not to stand for re-election when her term expires at the 2013 annual meeting of shareholders (the "2013 Annual Meeting"). Dr. Spaulding will continue to serve as a director until the 2013 Annual Meeting. Dr. Spaulding indicated that her resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On August 30, 2013, the Board of Directors of the Company elected Patricia A. Hemingway Hall to the Board, effective September 12, 2013, to serve until the 2013 Annual Meeting and until her successor is elected and qualified. The Board has nominated Ms. Hemingway Hall for election at the 2013 Annual Meeting. The committee(s) of the Board on which Ms. Hemingway Hall initially will serve have not been determined as of the time of this filing on Form 8-K. Ms. Hemingway Hall serves as President and Chief Executive Officer of Health Care Service Corporation, a mutual health insurer. Ms. Hemingway Hall will participate in the standard non-management director compensation arrangements described in the Company's proxy statement for its 2012 annual meeting of shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: September 4, 2013	By:	/s/ Craig S. Morford
Name: Craig S. Morford
Title: Chief Legal and Compliance Officer

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